UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2012

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2012, Cubic Energy, Inc. (the “Company”) entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with Wells Fargo Energy Capital, Inc. providing for, among other things, an extension of the required repayment date to December 31, 2012.  The Fourth Amendment also provides that the borrowing base under the Company’s revolving credit facility with Wells Fargo Energy Capital, Inc. shall be reduced by seventy-five percent (75%) of the total amount of cash or other readily available funds received by the Company as part of the arbitration award in connection with the arbitration involving the Company, EXCO Operating Company, L.P. and BG US Production Company LLC.  The Fourth Amendment also limits the Company’s ability to pay certain general and administrative expenses and to make certain dividends on its capital stock.

Item 8.01	Other Events

On June 20, 2012, the Company issued a press release announcing that it had entered into the Fourth Amendment.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Credit Agreement, dated June 18, 2012, by and between Cubic Energy, Inc. and Wells Fargo Energy Capital, Inc.

10.2	Convertible Promissory Note, dated as of June 18, 2012, by Cubic Energy, Inc. payable to Wells Fargo Energy Capital, Inc. in the principal amount of $5,000,000

10.3	Promissory Note, dated as of June 18, 2012, by Cubic Energy, Inc. payable to Wells Fargo Energy Capital, Inc. in the maximum principal amount of $40,000,000

99.1	Press release, dated June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2012	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary